EXHIBIT 10.3

PROMISSORY NOTE

(REVOLVING LINE OF CREDIT)

Borrower:

Softech, Inc.

Lender:

Greenleaf Capital, Inc.

Suite B130

3505 Greenleaf Blvd.

4695 44th Street

Kalamazoo, MI  49008

Grand Rapids, MI  49512

Date: September 15, 2000 Principal Amount: $3,000,000.00 Initial Rate: 11.650%

Adjusted Rate: 10.0% as of May 31, 2001

PROMISE TO PAY. Softech, Inc. ("Borrower") promises to pay to Greenleaf Capital, Inc. ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Million &00/100 Dollars ($3,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT The principal of and interest on this note shall be paid in installments beginning on the 12th day of each succeeding month under which there is an outstanding principal amount due until June 12, 2004, at which time the remaining balance of principal and interest shall be paid in full. Each installment shall be in an amount equal to a sum that allows for the principal to be repaid over a 5 year amortization period plus interest accrued at the above rate on the average outstanding principal outstanding for the previous 30 day period. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

Notwithstanding the above, this Agreement terminates on June 1, 2002 at which time all monies owed including interest through that date are due and payable unless specifically extended through written agreement between the parties.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in the rate at which Lender borrows from the Huntington National Bank (the "Huntington Rate"). The rate currently is 8.650% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 3.000 percentage points over the Huntington Rate, resulting in an initial rate of 11.650% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. However, early payments will reduce the principal balance due.

LATE CHARGE. If a payment is 11 days or more late Borrower will be charged 5.000% of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to 4.000 percentage points over the Huntington rate. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default under this Note:

PAYMENT DEFAULT.  Borrower fails to make any payment when due under this Note.

OTHER DEFAULTS. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure of forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing a loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, it its sole discretion, as being an adequate reserve or bond for the dispute.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect the loan if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Michigan. This Note has been accepted by Lender in the State of Michigan.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $15.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

LINE OF CREDIT. This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note may be requested orally by Borrower or as provided in this paragraph. All oral requests shall be confirmed in writing on the day of the request. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following person currently is authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of his or her authority: Barry Bedford. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing to this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (D) Lender in good faith believes itself insecure.

FINANCIAL STATEMENTS. Borrower agrees to furnish from time to time on the request of the Lender true and complete financial statements and such other information as the Lender may reasonably require.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower, to the extent allowed by law, waives presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, shall be released from liability. Lender may renew or extend (repeatedly and for any length of time) this loan or release any party and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THIS NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

Softech, Inc.

By: /s/ Joseph P. Mullaney

        Joseph P. Mullaney

Its: Vice President and CFO

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